Exhibit 2.2

Execution Version

FIRST AMENDMENT TO

BUSINESS COMBINATION AGREEMENT AND PLAN OF

REORGANIZATION

This First Amendment to Business Combination Agreement and Plan of Reorganization (this “First Amendment”) is entered into as of February 16, 2022, by and among First Reserve Sustainable Growth Corp., a Delaware corporation (“FRSG”), EO Charging, an exempted company incorporated with limited liability in the Cayman Islands (“NewCo”), Charge Merger Sub, Inc., a Delaware corporation (“Merger Sub”), and Juuce Limited, a private limited company incorporated under the laws of England and Wales (registration number 09314212) (the “Company”). FRSG, NewCo, Merger Sub and the Company are collectively referred to herein as the “Parties.” Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Agreement (as defined below).

RECITALS

WHEREAS, the Parties entered into that certain Business Combination Agreement and Plan of Reorganization, dated as of August 12, 2021 (as may be amended, modified or supplemented from time to time, the “Agreement”); and

WHEREAS, the Parties desire to amend the Agreement in accordance with Section 9.04 thereof as more fully set forth herein.

NOW, THEREFORE, in consideration of the mutual agreements contained herein and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the Parties hereby agree as follows:

AGREEMENT

1. Amendment.

Section 9.01(b) of the Agreement is hereby amended and restated in its entirety as follows:

(b) by either FRSG or the Company if the Effective Time shall not have occurred prior to March 11, 2022 (the “Outside Date”); provided, however, that this Agreement may not be terminated under this Section 9.01(b) by or on behalf of any party that either directly or indirectly through its affiliates is in breach or violation of any representation, warranty, covenant, agreement or obligation contained herein and such breach or violation is the principal cause of the failure of a condition set forth in ARTICLE VIII on or prior to the Outside Date; or

2. Confirmation. Except as otherwise provided herein, the provisions of the Agreement shall remain in full force and effect in accordance with their respective terms following the execution of this First Amendment.

3. Governing Law; Waiver of Jury Trial. Section 10.06 and Section 10.07 of the Agreement are hereby incorporated by reference into this First Amendment, mutatis mutandis.

4. Headings. The descriptive headings contained in this First Amendment are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this First Amendment.

5. Counterparts. This First Amendment may be executed and delivered (including by facsimile or portable document format (pdf) transmission) in one or more counterparts, and by the different Parties in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

[Signature Pages Follow]

2

IN WITNESS WHEREOF, FRSG, NewCo, Merger Sub and the Company have caused this First Amendment to be executed as of the date first written above by their respective officers thereunto duly authorized.

FIRST RESERVE SUSTAINABLE GROWTH CORP.

By:	/s/ Neil A. Wizel
Name: Neil A. Wizel
Title: Chief Executive Officer

[Signature Page to First Amendment to

Business Combination Agreement and Plan of Reorganization]

EO CHARGING

By:	/s/ Thomas Amburgey
Name: Thomas Amburgey
Title: Director

[Signature Page to First Amendment to

Business Combination Agreement and Plan of Reorganization]

CHARGE MERGER SUB, INC.

By:	/s/ Thomas Birkhold
Name: Thomas Birkhold
Title: Director

[Signature Page to First Amendment to

Business Combination Agreement and Plan of Reorganization]

JUUCE LIMITED

By:	/s/ John Jardine
Name: John Jardine
Title: Director

[Signature Page to First Amendment to

Business Combination Agreement and Plan of Reorganization]